UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        June 30, 2014

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, Coach, Inc. (“Coach” or the “Company”) entered into an amendment (the “Amendment”) to its employment agreement with Executive Chairman Lew Frankfort (the “Employment Agreement”).  Pursuant to the Amendment, beginning July 1, 2014 Mr. Frankfort’s service as the Company’s Executive Chairman shall be on a part-time basis, with a base salary of $500,000 per annum; Mr. Frankfort will not be eligible for bonus or equity compensation.  The amendment extends the term of the Employment Agreement through Coach’s 2014 Annual Meeting of Stockholders, currently planned to be held on November 6, 2014.

Mr. Frankfort shall continue reporting to the Company’s Board in his role, with such responsibilities, duties and authority as are customary for such role.  The amendment also provides that the changes described above, and any related organizational changes, are voluntary and shall not on any way constitute or imply a termination without Cause or a Good Reason (as such terms are defined in the Employment Agreement) for Mr. Frankfort’s resignation.

The foregoing does not constitute a complete summary of the terms of the Amendment, and reference is made to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

10.1              Amendment to Employment Agreement, dated June 30, 2014, between Coach and Lew Frankfort

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014

COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Amendment to Employment Agreement, dated June 30, 2014, between Coach and Lew Frankfort